Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

ONE MANHATTAN WEST NEW YORK, NY 10001 ________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com June 10, 2026
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Forbright, Inc.
4445 Willard Ave, Suite 1000
Chevy Chase, Maryland 20815

Re:	Forbright, Inc. Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as special United States counsel to Forbright, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (together with the exhibits thereto, the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company of up to 16,164,675 shares (the “Plan Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), consisting of (a) up to 9,908,092 shares of Class A Common Stock (the “2014 Plan Shares”) issuable pursuant to stock options and restricted stock awards outstanding under the Company’s Amended and Restated 2014 Stock Incentive Plan (the “2014 Plan”), (b) up to 5,268,702 shares of Class A Common Stock (the “2026 Plan Shares”) reserved for issuance under the Company’s 2026 Omnibus Incentive Plan (the “2026 Plan”) and (c) up to 987,881 shares of Class A Common Stock (the “ESPP Shares”) reserved for issuance under the Company’s Employee Stock Purchase Plan (the “ESPP” and together with the 2014 Plan and the 2026 Plan, the “Plans”).
This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Forbright, Inc.
June 10, 2026

In rendering the opinion stated herein, we have examined and relied upon the following:
(a)the Registration Statement in the form to be filed with the Commission on the date hereof;
(b)a copy of the 2014 Plan;
(c)a copy of the 2026 Plan;
(d)a copy of the ESPP;
(e)an executed copy of a certificate of Kori L. Ogrosky, Executive Vice President, Chief Legal Officer and Corporate Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);
(f)a copy of the Company’s Certificate of Incorporation dated April 12, 2021, as amended on January 18, 2022 (the “Historical Charter”), certified by the Secretary of State of the State of Delaware as of June 9, 2026 and certified pursuant to the Secretary’s Certificate as being in effect on October 20, 2021, May 15, 2023, March 27, 2026, May 20, 2026 and June 1, 2026, and as of the date hereof;
(g)the form of the Company’s Amended and Restated Certificate of Incorporation, to be in effect immediately prior to the consummation of the offering of shares of Class A common stock (“Shares”), filed as Exhibit 3.2 to the registration statement on Form S-1 (File No. 333-295966) of the Company (the “S-1 Registration Statement”), and certified pursuant to the Secretary’s Certificate (the “New Charter”);
(h)a copy of the Company’s Amended and Restated Bylaws, as amended on October 5, 2021, certified pursuant to the Secretary’s Certificate as being in effect on October 20, 2021 (the “October 2021 Bylaws”);
(i)a copy of the Amended and Restated Bylaws, as adopted on May 15, 2023 (the “May 2023 Bylaws” together with the October 2021 Bylaws, the “Historical Bylaws”), certified pursuant to the Secretary’s Certificate as being in effect on May 15, 2023, March 27, 2026, May 20, 2026 and June 1, 2026, and as of the date hereof;
(j)the form of the Company’s Amended and Restated Bylaws, to be in effect immediately prior to the consummation of the offering of the Shares, filed as Exhibit 3.4 to the S-1 Registration Statement, and certified pursuant to the Secretary’s Certificate (the “New Bylaws”); and
(k)copies of certain resolutions of the Board of Directors of the Company relating to the approval of the Plans and certain related matters, adopted on October 20, 2021, May 15, 2023, March 27, 2026, May 20, 2026 and June 1, 2026, certified pursuant to the Secretary’s Certificate.

Forbright, Inc.
June 10, 2026

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.
In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate.
In rendering the opinion stated herein, we have also assumed that (i) the Plan Shares will be issued in book-entry form and an appropriate account statement evidencing the Plan Shares credited to a recipient’s account maintained with the Company’s transfer agent and registrar has been or will be issued by the Company’s transfer agent and registrar, (ii) the issuance of the Plan Shares have been or will be properly recorded in the books and records of the Company, (iii) each award agreement under which options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses or other stock-based awards have been or will be granted pursuant to the Plans (each, an “Award Agreement”) is or will be consistent with the applicable Plan, (iv) each Award Agreement has been or will be duly authorized, validly executed and delivered by the parties thereto, (v) the New Charter has been filed with the Secretary of State of the State of Delaware and has become effective, (vi) the Company’s authorized capital stock will be as set forth in the New Charter, and we have relied solely on the form thereof and have not made any other inquiries or investigations, (vii) the Company will continue to have sufficient authorized shares of Class A Common Stock, (viii) except to the extent expressly stated in the opinions contained herein, the issuance of the Plan Shares does not and will not violate any statute to which the Company or such issuance is subject, and (ix) the issuance of the Plan Shares does not and will not conflict with or constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Historical Charter, New Charter, Historical Bylaws or the New Bylaws).
We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Forbright, Inc.
June 10, 2026

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Plan Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Plan Shares are issued to the participants in accordance with the terms and conditions of the applicable Plan and the applicable Award Agreement for consideration in an amount at least equal to the par value of such Plan Shares, the Plan Shares will be validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons under the Securities Act whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP
MPR